EXHIBIT 10.3
                                      LEASE

                                 BY AND BETWEEN


                      SAN JOSE TECHNOLOGY PROPERTIES, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY,
                                   AS LANDLORD


                                       AND


                          ALL AMERICAN SEMICONDUCTOR OF
                            NORTHERN CALIFORNIA, INC.
                            A CALIFORNIA CORPORATION


                                    AS TENANT




                      AFFECTING PREMISES COMMONLY KNOWN AS

               1851 ZANKER ROAD AND 230 DEVCON DRIVE, SAN JOSE, CA

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

ARTICLE 1 - DEFINITIONS                                                   7

ARTICLE 2 - DEMISE, CONSTRUCTION, AND ACCEPTANCE                          9

ARTICLE 3 - RENT                                                         10

ARTICLE 4 - USE OF PREMISES                                              12

ARTICLE 5 - TRADE FIXTURES AND ALTERATIONS                               14

ARTICLE 6 - REPAIR AND MAINTENANCE                                       16

ARTICLE 7 - WASTE DISPOSAL AND UTILITIES                                 18

ARTICLE 8 - COMMON OPERATING EXPENSES                                    19

ARTICLE 9 - INSURANCE                                                    21

ARTICLE 10 - LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY            23

ARTICLE 11 - DAMAGE TO PREMISES                                          24

ARTICLE 12 - CONDEMNATION                                                25

ARTICLE 13 - DEFAULT AND REMEDIES                                        26

ARTICLE 14 - ASSIGNMENT AND SUBLETTING                                   28

ARTICLE 15 - GENERAL PROVISIONS                                          32

EXHIBITS

        Exhibit A -   Site plan of the Project  containing a description  of the
                      Premises
        Exhibit B -   Work Letter for Tenant Improvements (with Exhibit B-1, the
                      Space Plan)
        Exhibit C -   Acceptance Agreement

        Addendum No. 1

                          SUMMARY OF BASIC LEASE TERMS

SECTION                                                       TERMS
(LEASE REFERENCE)

      A.                  LEASE REFERENCE DATE:  October 1, 1998
(Introduction)

      B.                  LANDLORD:              SAN JOSE TECHNOLOGY PROPERTIES,
(Introduction)                                   LLC a Delaware limited
                                                 liability company

      C.                  TENANT:                ALL AMERICAN SEMICONDUCTOR OF
(Introduction)                                   NORTHERN CALIFORNIA, INC. a
                                                 California corporation

      D.                  PREMISES:              That area consisting of (a)
  (ss.1.21)                                      approximately 9,400 square feet
                                                 of gross leasable area, the
                                                 address of which is 1851 Zanker
                                                 Road, San Jose, CA (the "Zanker
                                                 Road Space"), and (b)
                                                 approximately 10,791 square
                                                 feet of gross leasable area,
                                                 the address of which is 230
                                                 Devcon Drive, San Jose, CA (the
                                                 "Devcon Drive Space"). The
                                                 Zanker Road Space and the
                                                 Devcon Drive Space are both
                                                 located within the Building as
                                                 shown on EXHIBIT A.

      E.                  PROJECT:               The land and improvements shown
  (ss.1.22)                                      on EXHIBIT A consisting of the
                                                 Building and three other
                                                 commercial buildings the
                                                 aggregate gross leasable area
                                                 of which is 163,073 square
                                                 feet.

      F.                  BUILDING:              The building in which the
  (ss.1.7)                                       Premises are located, as
                                                 outlined in Exhibit A attached
                                                 hereto, which building contains
                                                 approximately 45,123 square
                                                 feet of gross leasable area.

     G.                   TENANT'S SHARE:        Prior to the Commencement Date
  (ss.1.29)                                      for the Devcon Drive Space,
                                                 Tenant's Share shall be 20.83%
                                                 of the Building (i.e.,
                                                 9,400/45,123) and 5.76 of the
                                                 Project (i.e., 9,400/163,073).
                                                 From and after the Commencement
                                                 Date for the Devcon Drive
                                                 Space, Tenant's Share shall be
                                                 44.75% of the Building (i.e.,
                                                 20,191/45,123) and 12.38% of
                                                 the Project
                                                 (i.e.,20,191/163,073).

      H.                  TENANT'S ALLOCATED
  (ss.4.5)                PARKING STALLS:        A total of eighty-one (81)
                                                 parking stalls for all of the
                                                 Premises (i.e., the Zanker Road
                                                 Space and the Devcon Drive
                                                 Space). Prior to the
                                                 Commencement Date for the
                                                 Devcon Drive Space, Tenant
                                                 shall be allocated 38 parking
                                                 stalls for the Zanker Road
                                                 Space and upon the Commencement
                                                 Date for the Devcon Drive
                                                 Space, an additional 43 parking
                                                 stalls. Based approximately on
                                                 a ratio of four stalls per
                                                 1,000 square feet of space.

      I.                  SCHEDULED COMMENCEMENT February 1, 1999 for the Zanker
  (ss.1.26)               DATE:                  Road Space, and March 1, 1999
                                                 for the Devcon Drive Space.
                                                 Tenant has been leasing the
                                                 Devcon Drive Space pursuant to
                                                 the terms of the certain
                                                 Industrial Real Estate Lease
                                                 dated November 11, 1993,
                                                 initially by and between the
                                                 State Teachers' Retirement
                                                 System and Tenant (the
                                                 "Existing Devcon Space Lease").
                                                 Landlord has succeeded to the
                                                 interests of the Landlord under
                                                 the Existing Devcon Space
                                                 Lease. Effective as of March 1,
                                                 1999, Tenant will be leasing
                                                 the Devcon Drive Space pursuant
                                                 to the terms of this Lease and
                                                 the Existing Devcon Space Lease
                                                 shall be terminated
                                                 automatically.

      J.                  LEASE TERM:            For the Zanker Road Space,
  (ss.1.18)                                      commencing on the earlier of
                                                 (a) "Substantial Completion" of
                                                 the "Tenant Improvements" (as
                                                 such terms are defined in
                                                 Exhibit B attached hereto), or
                                                 (b) the date that Tenant takes
                                                 possession of the Zanker Road
                                                 Space and expiring on February
                                                 28, 2004; and for the Devcon
                                                 Drive Space, commencing on
                                                 March 1, 1999, with the Lease
                                                 Term expiring for all of the
                                                 Premises (i.e., the Zanker Road
                                                 Space and Devcon Drive Space)
                                                 on February 28, 2004. If the
                                                 Commencement Date is other than
                                                 the first day of the calendar
                                                 month and such date is prior to
                                                 March 1, 1999, the first
                                                 calendar month shall include
                                                 such partial month in which
                                                 such Commencement Date occurs
                                                 plus the next full calendar
                                                 month and Base Monthly Rent for
                                                 such first month shall include
                                                 the full monthly rent for the
                                                 first full calendar month plus
                                                 monthly rent for the partial
                                                 month in which the Commencement
                                                 Date occurs prorated on a daily
                                                 basis at the monthly rent
                                                 provided for the first calendar
                                                 month.

                                                 SEE ADDENDUM NO. 1 FOR TENANT'S
                                                 OPTION TO EXTEND.

      K.                  Base Monthly Rent:
  (ss.3.1)                ------------------
                                                 Monthly Amount       Monthly Amount
                          Months                 Zanker Road Space    Devcon Drive Space
                          ------                 -----------------    ------------------
                          1st month - 2/28/99    $14,570.00           Governed by Existing
                                                                      Devcon Space Lease
                          3/1/99 - 2/28/00       $14,570.00           $16,726.05
                          3/1/00 - 2/28/01       $15,298.50           $17,562.35
                          3/1/01 - 2/28/02       $16,063.43           $18,440.47
                          3/1/02 - 2/28/03       $16,866.60           $19,362.49
                          3/1/03 - 2/28/04       $17,709.93           $20,330.62

      L.                  PREPAID RENT: $14,570.00, plus Tenant's Share of
  (ss.3.3)                Common Operating Expenses for the Zanker Road Space.

      M.                  SECURITY DEPOSIT:      The sum of $38,071.78, of which
  (ss.3.5)                                       $6,700.00 is currently held by
                                                 Landlord as the security
                                                 deposit under the Existing
                                                 Devcon Space Lease and will be
                                                 applied to the security deposit
                                                 required under this Lease
                                                 immediately following the
                                                 expiration of the term of the
                                                 Existing Devcon Space Lease.

      N.                  PERMITTED USE:         administrative offices,
  (ss.4.1)                                       engineering and sales offices,
                                                 light manufacturing and
                                                 warehouse for electronic
                                                 components for the
                                                 semiconductor industry and uses
                                                 incidental thereto.

      O.                  PERMITTED TENANT'S ALTERATIONS LIMIT: $5,000.00, which
  (ss.5.2)                is applicable separately for each alteration project.
                          As provided in Exhibit B attached hereto, the Construction Plans may also reflect work that may be done in approximately 6,000 square feet of space in the front of the Zanker Road Space ("Future Alteration Work") , which is the area that Tenant may sublet as hereinafter provided. Landlord's approval of the Construction Plans in accordance with Exhibit B shall constitute approval for the construction of the Future Alteration Work to the extent such work is shown in the Construction Plans even though such work will not be done by the Landlord in connection with the construction of the Tenant Improvements.

      P.                  TENANT'S LIABILITY
  (ss.9.1)                INSURANCE MINIMUM:     $3,000,000.00


      Q.                  LANDLORD'S ADDRESS:    c/o Divco West Group, LLC
  (ss.1.3)
                                                 100 Park Center Plaza, Ste. 425
                                                 San Jose,  California 95113
                                                 Attn: Property Manager

                          With a copy to:        Divco West Group, LLC

                                                 150 Almaden Boulevard, Ste. 700
                                                 San Jose, CA 95113
                                                 Attn.: Asset Manager

      R.                  TENANT'S ADDRESS:      All American Semiconductor of
  (ss. 1.3)                                      Northern California, Inc.

                                                 230 Devcon  Drive
                                                 San Jose,CA 95112
                                                 Attn.: Bruce Goldberg

                          With a copy to:        All American Semiconductor,Inc.

                                                 16115 N.W. 52nd Avenue
                                                 Miami, Florida 33014
                                                 Attention: Howard Flanders


      S.                  RETAINED REAL ESTATE BROKERS: Craig Fordyce and
  (ss.15.13)              Michael Rosendin, of Colliers Parrish International,
                          Inc., representing the Landlord, and Tom Taylor and Christian Marent of Bishop Hawk, Inc., representing the Tenant.

      T.                  LEASE:     This Lease includes the summary of the
  (ss.1.17)                          Basic Lease Terms, the Lease, and the
                                     following exhibits and addenda:

                                     EXHIBIT A - Project Site Plan and
                                                 Outline of the Premises
                                     EXHIBIT B - Work Letter for Tenant
                                                 Improvements (with Exhibit B-1,
                                                 the Space Plan)
                                     EXHIBIT C - Acceptance Agreement
                                     ADDENDUM NO. 1

         The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:                                       TENANT:

SAN JOSE TECHNOLOGY PROPERTIES, LLC,        By:     ALL AMERICAN SEMICONDUCTOR
a Delaware limited liability company                OF NORTHERN CALIFORNIA, INC.
                                                    a California corporation
By:   Divco West Group, LLC,
      a Delaware limited liability company    By:    /s/ BRUCE M. GOLDBERG
      Its Manager                                    ---------------------------
                                              Name:      Bruce M. Goldberg
                                              Title:     Pres. & CEO
      By:   /s/ SCOTT SMITHERS
            ------------------------
      Name:     Scott Smithers
      Its:      President

                                      LEASE


         This Lease is dated as of the lease reference date specified in SECTION A of the Summary and is made by and between the party identified as Landlord in SECTION B of the Summary and the party identified as Tenant in SECTION C of the Summary.


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 GENERAL: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

         1.2    ADDITIONAL RENT: The term "Additional Rent" is defined in P.
3.2.

         1.3 ADDRESS FOR NOTICES: The term "Address for Notices" shall mean the addresses set forth in SECTIONS Q AND R of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

         1.4 AGENTS: The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, and contractors of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees and contractors.

         1.5 AGREED INTEREST RATE: The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

         1.6 BASE MONTHLY RENT: The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to P. 3.1 which is specified in SECTION K of the Summary.

         1.7 BUILDING: The term "Building" shall mean the building in which the Premises are located which Building is identified in SECTION F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

         1.8 COMMENCEMENT DATE: The term "Commencement Date" is the date the Lease Term commences, which term is defined in P. 2.2.

         1.9 COMMON AREA: The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

         1.10 COMMON OPERATING EXPENSES: The term "Common Operating Expenses" is defined in P. 8.2.

         1.11 EFFECTIVE DATE: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

         1.12 EVENT OF TENANT'S DEFAULT: The term "Event of Tenant's Default" is defined in P. 13.1.

         1.13 HAZARDOUS MATERIALS: The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in P. 7.2E.

         1.14 INSURED AND UNINSURED PERIL: The terms "Insured Peril" and "Uninsured Peril" are defined in P. 11.2E.

         1.15 LAW: The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in P. 7.2E) and the Americans with Disabilities Act, 42 U.S.C. ss.ss. 12101 et. SEQ. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

         1.16 LEASE: The term "Lease" shall mean the Summary and all elements of this Lease identified in SECTION T of the Summary, all of which are attached hereto and incorporated herein by this reference.

         1.17 LEASE TERM: The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in SECTION J of the Summary.

         1.18 LENDER: The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

         1.19 PERMITTED USE: The term "Permitted Use" shall mean the use specified in SECTION N of the Summary.

         1.20 PREMISES: The term "Premises" shall mean that building area described in SECTION D of the Summary that is within the Building. Prior to the Commencement Date for the Devcon Drive Space, the term "Premises" shall mean the Zanker Road Space and from and after the Commencement Date for the Devcon Drive Space, the term "Premises" shall mean the Zanker Road Space and the Devcon Drive Space.

         1.21 PROJECT: The term "Project" shall mean that real property and the improvements thereon which are specified in SECTION E of the Summary, the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

         1.22 PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

         1.23 REAL PROPERTY TAXES: The term "Real Property Taxes" is defined in P. 8.3.

         1.24 SCHEDULED COMMENCEMENT DATE: The term "Scheduled Commencement Date" shall mean the date specified in SECTION I of the Summary.

         1.25 SECURITY INSTRUMENT: The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

         1.26 SUMMARY: The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

         1.27 TENANT'S ALTERATIONS: The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

         1.28 TENANT'S SHARE: The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area for Tenant's Share of the Building and by the Project Gross Leasable Area for Tenant's Share of the Project, which as of the Effective Date is the percentage identified in SECTION G of the Summary.

         1.29 TRADE FIXTURES: The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

                                    ARTICLE 2
                      DEMISE, CONSTRUCTION, AND ACCEPTANCE

         2.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with (i) the non-exclusive right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in P. 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

         2.2 COMMENCEMENT DATE: The Scheduled Commencement Date for the Zanker Road Space is only an estimate of the actual Commencement Date for such space, and the term of this Lease for the Zanker Road Space shall begin on the earlier of: (a) "Substantial Completion" of the "Tenant Improvements" (as such terms are defined in Exhibit B attached hereto), or (b) the date that Tenant takes possession of the Zanker Road Space (herein referred to as the "Commencement Date" as it pertains to the Zanker Road Space. As of the date of this Lease, Tenant is currently leasing the Devcon Drive Space pursuant to the Existing Devcon Space Lease which is scheduled to expire on February 28, 1998. Immediately following the expiration of the Existing Devcon Space Lease, Tenant shall lease the Devcon Space pursuant to this Lease and the "Commencement Date" for the Devcon Drive Space shall be the date set forth as the Scheduled Commencement Date for such space notwithstanding that the Tenant Improvements for such space may not be completed by such date.

         2.3 CONSTRUCTION OF IMPROVEMENTS: Landlord shall construct the Tenant Improvements in the Premises in accordance with, the terms of EXHIBIT B.

         2.4 DELIVERY AND ACCEPTANCE OF POSSESSION: If Landlord is unable to deliver possession of the Zanker Road Space to Tenant with the Tenant Improvements for such space Substantially Completed as provided in Exhibit B on or before the Scheduled Commencement Date for such space, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. However, if the Commencement Date is delayed due to any Tenant Delay (as defined in Exhibit B attached hereto), then the Commencement Date shall be deemed the date the Tenant Improvements would have been completed but for the Tenant Delays and Tenant shall be obligated to commencement paying Base Monthly Rent, Additional Rent and all other charges notwithstanding that it may not be able to occupy or use the Premises at the time.

                If the Tenant Improvements have not been Substantially Completed (as defined in Exhibit B attached hereto) within the later of sixty (60) days after (a) the approval of the Construction Plans by Landlord, Tenant and the local governmental authority and the issuance to Landlord of all building permits by the local governmental authority, or (b) the date provided in the construction contract between Landlord and its general contractor to Substantially Complete the Tenant Improvements, subject to in any event Tenant Delays and Force Majeure Delays (as defined in Exhibit B attached hereto), then Tenant shall have the right as its sole and exclusive remedy to terminate this Lease upon written notice to Landlord within the earlier of (i) ten days after receipt of notice from Landlord of the delay or (b) ten days after the end of said sixty (60) day period but prior to Substantial Completion of the Tenant Improvements.

                Tenant acknowledges that it has been leasing the Devcon Drive Space and is thoroughly familiar with such space, the Common Areas and the Project. Tenant also acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Zanker Road Space as it deems necessary to evaluate its condition. Tenant agrees to accept possession of the Premises in, "as-is", including all patent and latent defects, subject to completion of the Tenant Improvements. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession. After Substantial Completion of the separate Tenant Improvements for the Zanker Road Space and Devcon Drive Space, Tenant, at the request of Landlord, shall execute an acceptance agreement in the form attached as EXHIBIT C, appropriately completed.

         2.5 EARLY OCCUPANCY: If Tenant enters or permits its contractors to enter the Zanker Road Space prior to the Commencement Date with the written permission of Landlord, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Commencement Date.

                                    ARTICLE 3
                                      RENT

         3.1 BASE MONTHLY RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in SECTION K of the Summary.

         3.2 ADDITIONAL RENT: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to P. 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in P. 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by P. 14.1; (iv) any legal fees and costs due Landlord pursuant to P. 15.9; and (v) any other charges due Landlord pursuant to this Lease.

         3.3 PAYMENT OF RENT: Concurrently with the execution of this Lease by Tenant, Tenant shall pay to Landlord the amount set forth in SECTION L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If SECTION K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in P. 11.4 and P. 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in SECTION Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

         3.4    LATE CHARGE, INTEREST AND QUARTERLY PAYMENTS:

                (a) LATE CHARGE. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys' fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within three (3) business days after receipt of written notice, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant's failure to make timely payment, provided, however, that if Landlord has provided two notices of a late payment or default during any calendar year, Landlord shall not be obligated to provide any notice during the remainder of the calendar year in order for Tenant to be obligated to pay such late charge. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to this Lease.

                (b) INTEREST. If any rent remains delinquent for a period in excess of five (5) business days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

                (c) QUARTERLY PAYMENTS. If Tenant during any calendar year shall be more than five (5) business days after receipt of written notice delinquent in the payment of any rent or other amount payable by Tenant hereunder on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Monthly Rent and Additional Rent quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant's default hereunder

         3.5 SECURITY DEPOSIT: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in SECTION M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent;
(ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease only if Tenant fails to clean the Premises to the extent required by this Lease; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

                                    ARTICLE 4
                                 USE OF PREMISES

         4.1 LIMITATION ON USE: Tenant shall use the Premises solely for the Permitted Use specified in SECTION N of the Summary. Any change in use shall be subject to the prior written consent of Landlord, which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

         4.2 COMPLIANCE WITH REGULATIONS: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alternations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

         4.3 OUTSIDE AREAS: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

         4.4 SIGNS: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's sign criteria then in effect, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

                As of the date hereof, there exists a monument sign by Devcon Drive with Tenant's name located thereon. In lieu of using such existing monument sign, Tenant shall have the right to have installed as part of the Tenant Improvements a new monument sign by the corner of Devcon Drive and Zanker Road, subject to the reasonable approval of Landlord and compliance by Tenant at its expense with Landlord's signage criteria and all governmental ordinances and requirements. Tenant acknowledges and agrees that it may only use one monument sign and may not have rights to use the foregoing new monument sign and the existing monument sign. As part of the Tenant Improvements, Tenant may also have a sign installed on the Building by its Premises which is consistent with the identification signs in the Project and subject to the reasonable approval of Landlord and compliance by Tenant at its expense with Landlord's signage criteria and all governmental ordinances and requirements. At its expense, Tenant shall be responsible for removing such signs and repairing any damage by the expiration or earlier termination of this Lease.

         4.5 PARKING: Tenant is allocated and shall have the non-exclusive right to use free of charge not more than the number of Tenant's Allocated Parking Stalls contained within the Project described in SECTION H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and
(iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

                So long as Tenant is in occupancy at the Leased Premises (other than for any subleases entered into in the space described in section 14.1G), Landlord agrees not to grant another tenant in the Project an exclusive right to parking in the portion of the areas that are in front of the Building facing Zanker Road and Devcon Drive as outlined in EXHIBIT A attached hereto, nor shall Landlord require Tenant to park in any specific areas in the Project.

         4.6 RULES AND REGULATIONS: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.

                                    ARTICLE 5
                         TRADE FIXTURES AND ALTERATIONS

         5.1 TRADE FIXTURES: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

         5.2 TENANT'S ALTERATIONS: Construction by Tenant of Tenant's Alterations shall be governed by the following:

                A. Tenant shall not construct any of Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval. Landlord approves of the Future Alteration Work to the extent the Construction Plans approved by Landlord in accordance with Exhibit B attached hereto include the Future Alteration Work. Tenant shall be entitled, without Landlord's prior approval, to make Tenant's Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant's Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in SECTION O of the Summary for each work of improvement. In the event Landlord's approval for any Tenant's Alterations is required, Tenant shall not construct the Leasehold Improvement until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor approved by Landlord and otherwise in accordance with all Laws using new materials of good quality.

                B. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

                C. All Tenant's Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Leasehold Improvement in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Leasehold Improvement at the expiration of the Lease Term.

         5.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval, excluding, however, any application for a permit for construction of the Tenant Improvements pursuant to EXHIBIT B attached hereto, including without limitation any Future Alteration Work, which additional work shall be considered part of the Tenant Improvements and the cost included as part of the Constructions Costs under EXHIBIT B attached hereto; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in P. 5.4). As provided in Exhibit B attached hereto, the Tenant Improvements to be constructed by Landlord's contractor shall be completed in a manner to comply with all Laws as the same exist and apply as of the date hereof.

         5.4 AMORTIZATION OF CERTAIN CAPITAL IMPROVEMENTS: Tenant shall pay its proportionate share, as Additional Rent, of the following amortized costs as provided in paragraph A below, in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the
Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; and (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

                A. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

                B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

         5.5 MECHANIC'S LIENS: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within 10 days after Tenant's receipt of actual notice that the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

         5.6 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                                    ARTICLE 6
                             REPAIR AND MAINTENANCE

         6.1    TENANT'S OBLIGATION TO MAINTAIN: Except as otherwise provided in
P. 6.2, P. 11.1, and P. 12.3, Tenant shall be responsible for the following during the Lease Term:

                A. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

                B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

                C. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 60 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be changed without at least 30 days' prior written notice to Landlord.

                        If the cost to replace in the future the HVAC system for the Leased Premises, other than in connection with or as part of the Tenant Improvements to be constructed pursuant to the Constructions Plans in accordance with Exhibit B attached hereto, will be more than $5,000.00, then Landlord shall arrange to perform and pay for such work, and the cost thereof shall be amortized over the useful life, together with interest as provided in sections 5.4A. During the Lease Term, Tenant shall pay for such amortized cost, with interest, as provided in section 5.4A. If the cost of such work is $5,000.00 or less, Tenant shall perform the work at its expense, or if Landlord elects in its sole discretion to perform such work, then Tenant shall reimburse Landlord for the total amount of such expense.

                D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

                E. Tenant currently occupies the Devcon Drive Space and is familiar with its condition. In connection with the Tenant Improvements to be constructed in the Premises, Landlord agrees to partially assign to Tenant upon request any warranties for such work that Landlord receives from its contractor and any supplier in order for Tenant to pursue at its expense any claim for work done in the Premises that may be covered under any such warranty. At no additional expense to Landlord, Landlord agrees to cooperate with Tenant in enforcing such warranty. The failure of Tenant to collect or enforce any such warranty shall not change Tenant's repair and maintenance obligations under this Lease.

         6.2 LANDLORD'S OBLIGATION TO MAINTAIN: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s), including interior load bearing walls, located on the Project so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

         6.3 CONTROL OF COMMON AREA: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises without first obtaining Tenant's consent, which shall not be unreasonably withheld. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

                                    ARTICLE 7
                          WASTE DISPOSAL AND UTILITIES

         7.1 WASTE DISPOSAL: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

         7.2 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

                A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

                B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

                C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing in its sole and absolute discretion may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

                D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in P. 7.2A and/or P. 7.2B.

                E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which now of in the future regulates the use, storage, release or disposal of any Hazardous Material.

                F. The obligations of Landlord and Tenant under this P. 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this P. 7.2. In the event of any inconsistency between any other part of this Lease and this P. 7.2, the terms of this P. 7.2 shall control.

         7.3 UTILITIES: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to measure the utility service supplied to the Premises.

         7.4 COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

                                    ARTICLE 8
                            COMMON OPERATING EXPENSES

         8.1 TENANT'S OBLIGATION TO REIMBURSE: As Additional Rent, Tenant shall pay Tenant's Share (specified in SECTION G of the Summary) of all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant's Share of all Common Operating Expenses fairly allocable to the Building, including (i) all Common Operating Expenses paid with respect to the Building, and (ii) a proportionate share (based on the Building Gross Leasable Area as a percentage of the Project Gross Leasable Area) of all Common Operating Expenses which relate to the Project in general are not fairly allocable to any one building that is part of the Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question;

(ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 180 days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common Operating Expenses. Such inspection must be within 90 days of Tenant's receipt of Landlord's annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

         8.2 COMMON OPERATING EXPENSES DEFINED: The term "Common Operating Expenses" shall mean the following:

                A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project;
(ii) maintenance of the liability, fire, property damage, earthquake and other insurance covering the Project carried by Landlord pursuant to P. 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment, subject to section 5.4 regarding the amortization of certain capital improvements; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) capital improvements as provided in P. 5.4 hereof;

                B. The following costs: (i) Real Property Taxes as defined in P. 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril up to $10,000.00 for each claim; and (iii) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by P. 8.2A that is fairly allocable to the Project;

                C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed the monthly rate of four percent (4%) of the Base Monthly Rent.

                D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following:
(i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed or performed for the exclusive use of other tenants of the Project and the cost of any special services for a particular tenant that is not available or offered to Tenant; and (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by P. 7.2.

         Since the Project consists of multiple buildings, certain Common Area Expenses may pertain to a particular building(s) and other Common Area Expenses to the Project as a whole (such as Common Area Expenses for the Common Areas of the Project). Common Area Expenses applicable to any particular building within the Project shall be charged to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Common Area Expenses applicable to the Project (such as the Common Areas of the Project) shall be charged to each building in the Project (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs. Landlord shall in good faith attempt to allocate such Common Area Expenses to the buildings (including the Building) and such allocation shall be binding on Tenant.

         Any contrary provision contained in this Section 8.2 or Section 5.4 or elsewhere in this Lease notwithstanding, for purposes of calculating Common Operating Expenses, in no event shall such Common Operating Expenses include (i) costs of correcting structural defects in the structural portions of the Building, which for purposes hereof shall mean the roof, foundation and load bearing walls, (ii) legal fees, space planners' fees, and advertising and promotional expenses incurred in connection with and incidental to the development or leasing of the Building or other space in the Project, or (iii) any legal fees and costs of Landlord (including, but not limited to, those incurred in connection with any litigation or other proceedings between Landlord and any other tenant) except those legal fees and costs incurred in the normal course of Landlord's business.

         8.3 REAL PROPERTY TAXES DEFINED: The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

                                    ARTICLE 9
                                    INSURANCE

         9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

                A. Tenant shall procure, pay for and keep in full force and effect the following:

                        (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in SECTION P of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in P. 10.3;

                        (2) Fire and property damage insurance in so-called "all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

                        (3) Business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers' compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance that is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses. Notwithstanding the foregoing, the original party signing this Lease as Tenant, and its transferees under a Permitted Transfer, shall have the right to self insure for the risks covered under business interruption insurance and plate glass insurance, provided that no such self-insurance shall diminish the rights and privileges to which Landlord would otherwise have been entitled under the terms of the Lease had there been a third party insurer, including, without limitation, the waiver of subrogation

                B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this P. 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is reasonably approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this P. 9.1.

                C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this P. 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this P. 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this P. 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this P. 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

         9.2 LANDLORD'S INSURANCE: Landlord shall have the following obligations and options regarding insurance:

                A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils that Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain "deductibles" which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

                B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

                C. If Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

         9.4 RELEASE AND WAIVER OF SUBROGATION: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs P. 9.1A and P. 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of P. 9.1 to the extent permitted by this Lease; and (iii) the parties shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered (other than the deductible amounts and amounts not covered due to a party not having replacement cost insurance or due to any co-insurance requirements) by the recovery obtained by the other party from such insurance (or which would have been obtained had the party carried insurance required under this Lease or had not self-insured), but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved unless the other party pays the additional cost.

                                   ARTICLE 10
                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

         10.1 LIMITATION ON LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord;
(iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to P. 9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's or Landlord's Agents willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

         10.2 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of

Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

         10.3 INDEMNIFICATION OF LANDLORD: Subject to section 9.4 and to the extent not covered by Landlord's insurance but only after resorting to Tenant's insurance as the primary insurance, Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant's Default. The provisions of this P. 10.3 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 11
                               DAMAGE TO PREMISES

         11.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to P. 11.2 or by Tenant pursuant to P.
11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to P. 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either P. 11.2 or
P. 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to P. 9.1A(2) shall be used for such purpose.

         11.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

                A. The Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 33% of the then actual replacement cost thereof;

                B. The Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this P. 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

                C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this P. 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

                D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

                E. As used herein, the following terms shall have the following meanings: (i) the term "Insured Peril" shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

         11.3 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to P. 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 7 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

                A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage; or

                B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises; or

                C. If Landlord's insurance proceeds for the restoration of the Premises are insufficient and the Premises are not restored to substantially the same condition prior to such damage (except for Tenant's Alterations and Tenant's Fixtures) and the Premises as restored materially impair Tenants ability to use the Premises for the permitted use, as reasonably determined prior to commencement of such restoration work by Landlord.

         11.4 ABATEMENT OF RENT: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                                   ARTICLE 12
                                  CONDEMNATION

         12.1 LANDLORD'S TERMINATION RIGHT: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than 10% of the Building Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

         12.2 TENANT'S TERMINATION RIGHT: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time not to exceed ninety (90) days and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by P. 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

         12.3 RESTORATION AND ABATEMENT OF RENT: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

         12.4 TEMPORARY TAKING: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

         12.5 DIVISION OF CONDEMNATION AWARD: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure
Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                   ARTICLE 13
                              DEFAULT AND REMEDIES

         13.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

                A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due; provided, however, that not more frequently than twice each calendar year, Tenant shall not be in default for failure to pay rent or any other sum unless Tenant fails to make such payment within five (5) days after receipt of written notice of such failure from Landlord; or

                B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

                C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

                D. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors;
(ii) Tenant becomes a "debtor" as defined in 11 USC ss.101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 60 days; provided, however, in the event that any provision of this
Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

                E. Tenant shall have failed to deliver documents required of it pursuant to P. 15.4 or P. 15.6 within the time periods specified therein; or

         13.2 LANDLORD'S REMEDIES: If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the actual and reasonable cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

                B. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all commercially reasonable and actual costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

                C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this P. 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

                D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by P. 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

                E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                        (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                        (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise);
(iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) reasonable attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

                F. Nothing in this P. 13.2 shall limit Landlord's right to indemnification from Tenant as provided in P. 7.2 and P. 10.3. Any notice given by Landlord in order to satisfy the requirements of P. 13.1A or P. 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure
Section 1161 regarding unlawful detainer proceedings.

         13.3 WAIVER: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

         13.4 LIMITATION ON EXERCISE OF RIGHTS: At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

         13.5 WAIVER BY TENANT OF CERTAIN REMEDIES: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

                                   ARTICLE 14
                            ASSIGNMENT AND SUBLETTING

         14.1 TRANSFER BY TENANT: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this P. 14.1 as "Tenant"):

                A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord,
(ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to P. 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this P.
14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

                B. At least 30 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) the latest annual and quarterly report of the transferee if the transferee is a public company, otherwise a current financial statement of the transferee and financial statements of such transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 30 days of receipt of such request together with the required accompanying documentation, or (ii) 15 days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Tenant requesting such consent and if Landlord fails to respond within 7 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord's consent in accordance with the same process for obtaining Landlord's initial consent to such Transfer.

                C. Except for a Permitted Transfer under section 14.1F or a Transfer described in section 14.1G, in the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then

(i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen
(15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

                D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                        (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease. However, Tenant shall not be liable for any obligation that accrues during any extension of this Lease beyond the initial Lease Term, unless Tenant was a party to any such extension or the Transfer was a Permitted Transfer.

                        (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in P. 14.1D(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (excluding any extension options) for purposes of calculating the amount due Landlord hereunder.

                        (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. All Permitted Transfer Costs shall be amortized on a straight line basis over the term of such sublease (excluding any extension options) for purposes of calculating the amount due Landlord hereunder.

                        (4) Tenant's obligations under this P. 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this P. 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                        (5) As used in this P. 14.1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this P. 14.1D, the term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question, and
(iii) the unamortized cost of the Tenant Improvements (as defined in Exhibit B attached hereto) to the extent the cost for such Tenant Improvements were in excess of Landlord's Allowances (as defined in Exhibit B attached hereto).

                E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 25% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

                  F. Notwithstanding anything contained in P. 14.1, so long as Tenant otherwise complies with the provisions of P. 14.1 Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to P. 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to P. 14.1D:

                        (1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%;

                        (2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

                        (3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

                G. Notwithstanding anything to the contrary, the merger of All American Semiconductor, Inc. (the parent corporation of Tenant) with a wholly owned subsidiary of Reptron Electronics, Inc. during the first year following the Commencement Date, shall not constitute a Transfer requiring the Landlord's consent or be subject to the bonus rent provisions of section 14.1D(2) and (3) or the recapture provisions of section 14.1C, or similar provisions under the Devcon Lease. In addition, so long as Tenant otherwise complies with the provisions of P. 14.1, the recapture provisions of section 14.1C shall not apply to a sublease by Tenant to another party for any portion of the space located in front of the Zanker Road Space consisting of approximately 6,000 square feet of space, as outlined in Exhibit B-1 attached to the Work Letter attached hereto as Exhibit B.

         14.2 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

                                   ARTICLE 15
                               GENERAL PROVISIONS

         15.1 LANDLORD'S RIGHT TO ENTER: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this P. 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

         15.2 SURRENDER OF THE PREMISES: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for
(i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to P. 7.2A or P. 7.2B. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this
Lease: (i) all interior walls shall be cleaned or if necessary painted to appear in good condition, reasonable wear and tear excepted; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed;
(iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all exterior and interior windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant's Alterations which Tenant is required to remove pursuant to P. 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant with the Tenant Improvements completed, except for any portion of the Tenant Improvements that Landlord notifies Tenant at the time Landlord approves of the Construction Plans for the Tenant Improvements must be removed by Tenant at or prior to the expiration or earlier termination of this Lease. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants only if there is a delay of more than thirty (30) days in completing such work.

         15.3 HOLDING OVER: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the greater of (a) the Base Monthly Rent payable during the last full calendar month of the Lease Term, or (b) the then prevailing fair market rent.

         15.4 SUBORDINATION: The following provisions shall govern the relationship of this Lease to any Security Instrument:

                A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

                B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

                C. Tenant shall upon request execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, except that such Lender shall be responsible for correcting any continuing default in the nature of the failure of Landlord to repair the Building or Common Areas for which Tenant has previously provided Landlord and such Lender with notice of default. Tenant's failure to execute any such document or instrument within 15 days after written demand therefor shall constitute an Event of Tenant's Default.

                Landlord shall request the beneficiary (or its servicer) of the deed of trust that encumbers the Project as of the date hereof issue its subordination, non-disturbance and attornment agreement ("SNDA"), pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such deed of trust or sale under such deed of trust, so long as Tenant is not in default hereunder beyond the expiration of any applicable cure period. The failure of such beneficiary to issue its SNDA shall not be grounds to terminate this Lease or afford Tenant any right or remedy against Landlord. Tenant shall be responsible for paying any legal fees or charges required by beneficiary to issue such SNDA.

         15.5 MORTGAGEE PROTECTION AND ATTORNMENT: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by certified mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

         15.6 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other factual information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days' prior written notice from Landlord, provide Tenant's most recent annual and quarterly reports if Tenant is a public company, otherwise a current financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises.

         15.7   INTENTIONALLY DELETED.

         15.8 NOTICES: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile, by courier service, or by mail. A notice shall be deemed to have been given (i) when delivered if given by personal delivery, including overnight courier service, and (ii) in all other cases when actually received at the party's Address for Notices or on date delivery is refused. Either party may change its address by giving notice of the same in accordance with this P. 15.8, provided, however, that any address to which notices may be sent must be a California address.

         15.9 ATTORNEYS' FEES: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

         15.10 CORPORATE AUTHORITY: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

         15.11 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

         15.12 TERMINATION BY EXERCISE OF RIGHT: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This P. 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

         15.13 BROKERAGE COMMISSIONS: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in SECTION S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

         15.14 FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of Landlord or Tenant (except financial inability) shall excuse the performance by Landlord or Tenant, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder, except Tenant shall not be excused form the payment of rent or any other sum under this Lease.

         15.15 ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

         15.16 WAIVER OF LANDLORD'S LIEN. Landlord agrees to waives its "landlord's lien" or any other statutory lien, contractual lien or security interest given by law or this Lease to Landlord in any equipment, furniture, trade fixtures, inventory, supplies or personal property of Tenant now or hereafter placed in or upon the Premises. Upon Tenant's request, Landlord agrees to cooperate with Tenant's third party lender's request in executing a consent to such financing and removal of such furniture, trade fixtures and equipment, provided such form of consent (a) does not require the delivery to such lender of notice of any default by Tenant, (b) does not permit any auction, bulk sale or similar sale at the Premises or Project, (c) provides for an indemnity by such lender to Landlord for any injury to any person or damage to any property, including, without limitation, the Project caused by such lender or its agents, consultants or contractors and (d) is acceptable to Landlord in its good faith discretion.

         15.17 LANDLORD'S REPRESENTATIONS. Landlord represents and warrants to Tenant that as of the date hereof: (a) Landlord is the sole owner of fee simple title to the Project, subject to all liens, encumbrances, rights of way, easements, restrictions and other matters of record; and (b) Landlord has full power and authority, and has taken all necessary action, to execute, deliver and perform under this Lease.


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:                                         TENANT:

By: SAN JOSE TECHNOLOBY PROPERTIES, LLC      By:  ALL AMERICAN SEMICONDUCTOR
    a Delaware limited liability company          OF NORTHERN CALIFORNIA, INC.
                                                  a California corporation
    By:   Divco West Group, LLC,
          a Delaware limited                      By:    /s/ BRUCE M. GOLDBERG
          liability company                              -----------------------
          Its Manager                             Name:  BRUCE M. GOLDBERG
                                                  Title: PRES. & CEO
    By:   /s/ SCOTT SMITHERS
          ----------------------------
    Name: Scott Smithers
    Its:  President

                                 ADDENDUM NO. 1

         This ADDENDUM NO. 1 (this "Addendum") is made in connection with and is a part of that certain Lease, dated as of October 1, 1998, by and between ALL AMERICAN SEMICONDUCTOR OF NORTHERN CALIFORNIA, INC., a California corporation, as Tenant, and SAN JOSE TECHNOLOGY PROPERTIES, LLC, a Delaware limited liability company, as Landlord (the "Lease").

         1. DEFINITIONS AND CONFLICT. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

         2. OPTION TO EXTEND AND RENT DURING THE EXTENDED PERIOD: Tenant shall have one (1) option to extend the term of the Lease for a period of five
(5) years (the period shall be referred to as the "Extension Period") by giving written notice of exercise of such option ("Extension Option Notice") at least one hundred eighty (180) days, but not more than three hundred sixty-five (365) days, prior to the expiration of the initial Lease Term. The Extension Period shall commence, if at all, immediately following the expiration of the initial Lease Term. If Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of the Lease on the date of giving an Extension Option Notice, or if Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of the Lease on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of initial Lease Term. The Extension Period shall be upon all of the terms and provisions of the Lease, except that the Base Monthly Rent during such Extension Period shall be one hundred percent (100%) of then Fair Market Rent. Tenant may not rescind, cancel, terminate or modify its Extension Option Notice once given.

                2.1 FAIR MARKET RENT. The term "Fair Market Rent" for purposes of determining Base Monthly Rent during the Extension Period shall mean the greater of (i) the Base Monthly Rent payable during the last month prior to the commencement of the Extension Period, or (ii) the base monthly rent generally applicable to similar leases in like buildings with annual increases in base monthly rent for space of comparable size, age, quality of the Premises in the San Jose, California area within the boundaries of Highways 237, 880 and 101, projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Premises), for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, without any deduction for amortization or cost of Tenant improvements or commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

                2.2 PROCEDURE TO DETERMINE FAIR MARKET RENT. Landlord shall notify Tenant in writing of Landlord's determination of the Fair Market Rent ("Landlord's FMR") after receipt of the Extension Option Notice. Within thirty
(30) days after receipt of such written notice of Landlord's FMR, Tenant shall have the right either to: (i) accept Landlord's FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of Landlord's FMR. The election (or deemed election ) by Tenant under this section shall be non-revocable and binding on the parties.

                2.3 APPRAISERS. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant's written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the Extension Period. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least five years experience in the appraisal of rental rates of similar commercial buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two appraisers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second appraiser. If the Fair Market Rent of each appraiser is within five percent (5%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Base Monthly Rent for the Extension Period. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

                2.4 THIRD APPRAISER. If the Fair Market Rent determined by the appraisers is more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on the third appraiser within ten (10) days thereafter. The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

                2.5 IMPARTIAL APPRAISAL. Within thirty (30) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the Extension Period ("Third Opinion"). If the Fair Market Rent set forth in the Third Opinion is equidistant from the Fair Market Rent made by Landlord's or Tenant's appraiser, then the Fair Market Rent contained in the Third Opinion shall be the Fair Market Rent during the Extension Period. Otherwise, the Fair Market Rent of Landlord's or Tenant's appraiser that is closest to the Fair Market Rent of the Third Opinion shall be averaged with the Fair Market Rent of Third Option to determine the Fair Market Rent during the Extension Period.

                2.6 APPRAISAL COSTS. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

                2.7 ACKNOWLEDGMENT OF RENT. After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the Base Monthly Rent for the Extension Period.

                2.8 OPTION PERSONAL. The option to extend under this Addendum is applicable only for the original party signing the Lease as "Tenant" as of the date of the Lease and such Tenant's transferee under a Permitted Transfer as defined in sections 14.1F or 14.1G of the Lease, but may not be relied upon or exercise by any other assignee, sublessee, transferee under a Transfer or any other successor to Tenant.